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                                                                      EXHIBIT 23

                       [LETTERHEAD OF COOPERS & LYBRAND]







                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the McFarland Energy, Inc. Registration Statements on Form S-8 (#33-28568 and #33-86984) of our report, dated March 7, 1997, on our audits of the consolidated financial statements of McFarland Energy, Inc. and subsidiary as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this annual report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand, L.L.P.
Newport Beach, California
March 25, 1997